NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com Traded: Nasdaq “LACOE”

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Monday, July 11, 2005

LAKES ENTERTAINMENT, INC. COMMENTS ON STATUS OF
DISCUSSION WITH SEC STAFF ON 2003 FINANCIAL STATEMENTS

MINNEAPOLIS, July 11, 2005 — Lakes Entertainment, Inc. (Nasdaq “LACOE”). Lakes Entertainment, Inc. announced today that in a July 9, 2005 newspaper article published in the Minneapolis Star Tribune, Lyle Berman, Chairman of the Board, stated his belief that discussions with the SEC Staff regarding their comments on Lakes’ accounting for development costs and advances to Indian tribes for the development of casinos would be resolved within the next three to four weeks. As previously reported, Lakes records costs and advances to Indian tribes for the development of casinos as assets on its balance sheet and believes this treatment is in accordance with generally accepted accounting principles. Lakes has not filed its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 or its Quarterly Report on Form 10-Q for the quarter ended April 3, 2005 pending a resolution of the SEC Staff comments. The Company is working expeditiously to resolve this matter, however there is no assurance that a resolution will be reached within the next three to four weeks.

About Lakes Entertainment

Lakes Entertainment, Inc. currently has development and management agreements with six separate Tribes for new casino operations in Michigan, California, Texas and Oklahoma, a total of nine separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (Nasdaq “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, SEC staff comments that question various aspects of Lakes’ financial statements, which comments have not yet been resolved; possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; the fact that the WPT shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPT common stock; and the possibility that the Company’s shares may be delisted from the Nasdaq Stock Market due to the Company’s failure to make certain SEC filings on a timely basis. There are also risks and uncertainties relating to WPT that may have a material effect on the Company’s consolidated results of operations or the market value of the WPT shares held by the Company, including WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that WPT’s television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.